EXHIBIT 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of CITIZENS FIRST BANCORP, INC., a Delaware corporation (the “Company”), hereby constitutes and appoints Marshall J. Campbell and Timothy D. Regan, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents, to sign, execute and affix his seal thereto and file the proposed amendment number 1 to the registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company’s Common Stock, par value $0.01 a share, pursuant to the Citizens First Bancorp Amended and Restated Management Restricted Stock Purchase Plan, and any of the documents relating to such registration statement; any and all future amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marshall J. Campbell Marshall J. Campbell	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 27, 2005
/s/ Timothy D. Regan Timothy D. Regan	Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	January 27, 2005
/s/ Ronald W. Cooley Ronald W. Cooley	Director	January 27, 2005
/s/ Christopher A. Kellerman Christopher A. Kellerman	Director	January 27, 2005
/s/ Walid Demashkieh, M.D. Walid Demashkieh, M.D.	Director	January 27, 2005